Execution Version
TWENTY-SIXTH AMENDMENT TO
FIRST LIEN ISDA 2002 MASTER AGREEMENT
This TWENTY-SIXTH AMENDMENT TO FIRST LIEN ISDA 2002 MASTER AGREEMENT (this “Amendment”) is entered into as of August 11, 2022, by and among U.S. OIL & REFINING CO., a Delaware corporation (“Party B”) and MERRILL LYNCH COMMODITIES, INC., a Delaware corporation (“Party A”) and is acknowledged and agreed to by the Guarantors signatory hereto. Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the First Lien ISDA Master Agreement (as defined below).
RECITALS
WHEREAS, Party A has entered into certain intermediation arrangements with Party B pursuant to the terms of that certain First Lien ISDA 2002 Master Agreement, dated as of March 17, 2016, by and between Party A and Party B (including the schedule, exhibits, attachments and annexes thereto and the transactions thereunder, and as amended by that certain First Amendment to First Lien ISDA 2002 Master Agreement, dated as of July 18, 2016, that certain Second Amendment to the First Lien ISDA 2002 Master Agreement, dated as of September 29, 2016, that certain Third Amendment to the First Lien ISDA 2002 Master Agreement, dated as of April 1, 2017, that certain Fourth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of March 13, 2018, that certain Fifth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of June 5, 2018, that certain Sixth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of September 1, 2018, that certain Seventh Amendment to the First Lien ISDA 2002 Master Agreement, dated as of October 2, 2018, that certain Eighth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of January 11, 2019, that certain Ninth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of November 1, 2019, that certain Tenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of April 21, 2020, that certain Eleventh Amendment to the First Lien ISDA 2002 Master Agreement, dated as of July 28, 2020, that certain Twelfth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of February 1, 2021, that certain Thirteenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of February 11, 2021, that certain Fourteenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of April 27, 2021, that certain Fifteenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of August 16, 2021, that certain Sixteenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of August 24, 2021, that certain Seventeenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of October 22, 2021, that certain Eighteenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of December 17, 2021, that certain Nineteenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of February 24, 2022, that certain Twentieth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of March 9, 2022, that certain Twenty-First Amendment to the First Lien ISDA 2002 Master Agreement, dated as of March 25, 2022, that certain Twenty-Second Amendment to the First Lien ISDA 2002 Master Agreement, dated as of April 21, 2022, that certain Twenty-Third Amendment to the First Lien ISDA 2002 Master Agreement, dated as of May 9, 2022, that certain Twenty-Fourth Amendment to First Lien ISDA 2002 Master Agreement, dated as of May

17, 2022, that certain Twenty-Fifth Amendment to First Lien ISDA 2002 Master Agreement, dated as of June 27, 2022, and as subsequently further amended, restated, supplemented, replaced or otherwise modified from time to time, the “First Lien ISDA Master Agreement”); and
WHEREAS, the parties desire to amend the First Lien ISDA Master Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
SECTION 1.    Amendments. Effective on and after the Effective Date (as defined below) the First Lien ISDA Master Agreement is hereby amended as follows:
1.1    Part 1(h)(vii) of the Schedule to the First Lien ISDA Master Agreement (the “ISDA Schedule”) is deleted in its entirety and replaced with the following:
(vii) Section 14 is amended by deleting the existing definition of “Default Rate” contained therein and replacing it in its entirety as follows:
“Default Rate” means the lower of (i) a rate per annum equal to Adjusted Term SOFR plus 5.25% per annum and (ii) the highest rate allowed by Applicable Law.
1.2    The following defined terms are inserted into Part 20 of the ISDA Schedule in the appropriate alphabetical order:
““Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than 0.0%, then Adjusted Term SOFR shall be deemed to be 0.0%.”
““Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Part 20(e).”
““Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Party A for the applicable Benchmark Replacement Date:
    (a) the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); and
    (b) the sum of: (i) the alternate benchmark rate that has been selected by Party A giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated transactions of this type and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 0.0%, the Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Transaction Documents.”
““Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Party A giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated transactions of this type at such time.”
““Benchmark Replacement Date” means a date and time determined by Party A, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide a tenor of three (3) months of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if a tenor of three (3) months of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to a tenor of three (3) months for such Benchmark (or the published component used in the calculation thereof).”

““Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide a tenor of three (3) months of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a tenor of three (3) months of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide a tenor of three (3) months of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a tenor of three (3) months of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that a tenor of three (3) months of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to a tenor of three (3) months of such Benchmark (or the published component used in the calculation thereof).”
““Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes, timing and frequency of determining rates and making payments and other technical, administrative or operational matters) that Party A decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Party A in a manner substantially consistent with market practice (or, if Party A decides that adoption of any portion of such market practice is not administratively feasible or if Party A determines that no market practice for the administration of any such rate exists, in such other manner of administration as Party A decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).”

““Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Party A in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for transactions of this type; provided, that if Party A decides that any such convention is not administratively feasible for Party A, then Party A may establish another convention in its reasonable discretion.”
““Periodic Term SOFR Determination Day” has the meaning ascribed thereto in the definition of “Term SOFR”.”
““Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.”
““SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.”
““SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).”
““Term SOFR” means, for any calculation, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the date of determination, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for a tenor of three (3) months has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a tenor of three (3) months as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than 0.0%, then Term SOFR shall be deemed to be 0.0%.”
““Term SOFR Adjustment” means 0.26161% (26.161 basis points) per annum.”
““Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Party A in its reasonable discretion).”
““Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.”
““Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.”
““U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

1.3    The following defined term is deleted from Part 20 of the First Lien ISDA Master Agreement:
““LIBOR” means, for any day, the rate per annum determined at approximately 11:00 a.m.(London time) on the date that is two London Banking Days prior to such day by reference to the ICE Benchmark Administration LIBOR Rate, as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as may be designated by Party A from time to time) (“ICE LIBOR”), for a period equal to the designated period; provided, that if the ICE LIBOR is not available to Party A (a) for a reason set forth in Part 20(d), then the LIBOR Successor Rate shall apply as determined and provided for in Part 20(d) or (b) for any other reason, then the applicable LIBOR for such Day shall instead be such replacement rate as Party A shall designate in its commercially reasonable discretion. Each determination by Party A pursuant to this definition shall be conclusive absent manifest error. “London Banking Day” means a day on which dealings in US Dollar deposits are conducted by banks in the London interbank market.”
1.4    Part 20(d) of the ISDA Schedule shall be deleted in its entirety and replaced by the following:
“(d) Rates. Party A does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Party A and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Party B. Party A may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Party B or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”

1.5    Part 20 of the ISDA Schedule shall be amended by adding new clause (e) thereto to read as follows:
“(e) Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Party A will have the right to make Conforming Changes in consultation with Party B from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)    Notices; Standards for Decisions and Determinations. Party A will promptly notify Party B of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Party A pursuant to this Part 20(e), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document.”
SECTION 2.    Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction, or waiver in writing by Party A, of each of the conditions set forth in this Section 2 (the “Effective Date”):
2.1    Documentation. Party B and Party A shall have executed and delivered this Amendment.
2.2    Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects.
SECTION 3.    Representations and Warranties of Party B. To induce Party A to grant this Amendment, Party B hereby represents and warrants as follows:

3.1    Authority; No Conflicts. The execution, delivery and performance by Party B of this Amendment is within its organizational powers, has been duly authorized by all necessary action, and does not (a) require any consent or approval of any holders of Equity Interests of Party B, other than those already obtained; (b) contravene the organizational documents of Party B; (c) violate any Applicable Law; or (d) result in or require the imposition of any Lien on any property of Party B other than Permitted Liens.
3.2    Enforceability. Party B has duly executed and delivered this Amendment. This Amendment constitutes the legal, valid and binding obligation of Party B enforceable in accordance with its terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
3.3    No Default. As of the date hereof, immediately prior to and after giving effect to this Amendment, no Event of Default, Potential Event of Default or Termination Event has occurred and is continuing under the First Lien ISDA Master Agreement or any other Transaction Document.
3.4    Other Representations and Warranties. All representations and warranties of Party B and the other Transaction Parties (and, as applicable, Par LLC) set forth in Section 3 of the First Lien ISDA Master Agreement (including the Additional Representations in Part 14) and any other documents and transactions entered into in connection herewith or contemplated hereby, are, after giving effect to this Amendment, true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except (a) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (b) to the extent that such representations and warranties are qualified as to “materiality” or “material adverse effect” (or words of like import) shall be satisfied in all respects as so qualified.
SECTION 4.     Covenants.
4.1    Expenses. On or within ten (10) Business Days after the later of (a) the Effective Date and (b) Party B’s receipt of any invoice in respect of Permitted Fees and Expenses (as defined below) (such later date, the “Expense Payment Date”), Party B shall pay or reimburse Party A for all reasonable and documented out-of-pocket expenses (including the reasonable and documented out of pocket legal fees and expenses of Stroock & Stroock & Lavan LLP, special counsel to Party A, to the extent Party B has received an invoice in respect of such fees and expenses) incurred by Party A in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, any other Transaction Documents and any other Collateral Documents or any amendment, amendment and restatement, modification or waiver of the provisions thereof (collectively, the “Permitted Fees and Expenses”).
SECTION 5.    Effect on the First Lien ISDA Master Agreement and Other Transaction Documents.

5.1    Except as expressly modified hereby, the First Lien ISDA Master Agreement and other Transaction Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
5.2    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a modification to any right, power or remedy of Party A under the First Lien ISDA Master Agreement or any of the other Transaction Documents, nor constitute a waiver of any provision of the First Lien ISDA Master Agreement or any of the other Transaction Documents.
5.3    Each Grantor hereby agrees that this Amendment and the terms and conditions herein contained shall in no manner affect (other than expressly provided herein) or impair the Obligations (as defined in the Collateral Agreement) or the Liens securing the payment and performance thereof.
SECTION 6.    Miscellaneous.
6.1    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
6.2    Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until Party B and Party A have executed and delivered a counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission (i.e., a “pdf” or “ tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.
6.3    GOVERNING LAW. THIS AMENDMENT AND ANY AND ALL CONTROVERSIES ARISING OUT OF OR IN RELATION TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
6.4    Headings. Any Section and paragraph headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

U.S. OIL & REFINING CO.

By: /s/ Thor A. Nielsen
Name: Thor A. Nielsen
Title: VP & Treasurer

[Signature Page to Twenty-Sixth Amendment to First Lien ISDA 2002 Master Agreement]

MERRILL LYNCH COMMODITIES, INC.

By: /s/ Don W. Ellithorpe
Name: Don W. Ellithorpe
Title: Vice President
[Signature Page to Twenty-Sixth Amendment to First Lien ISDA 2002 Master Agreement]

Acknowledged and Agreed: PAR PETROLEUM, LLC By: /s/ Thor A. Nielsen Name: Thor A. Nielsen Title: VP & Treasurer MCCHORD PIPELINE CO. By: /s/ Thor A. Nielsen Name: Thor A. Nielsen Title: VP & Treasurer

[Signature Page to Twenty-Sixth Amendment to First Lien ISDA 2002 Master Agreement]